SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) August 17, 2006.


                  THE AMERICAN EDUCATION CORPORATION
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


           Nevada                 0-11078         73-1621446
----------------------------  ------------  -------------------
(State or other jurisdiction   (Commission     (IRS Employer
of incorporation)              File Number) Identification No.)


                 7506 N. Broadway Extension, Suite 505
                    Oklahoma City, Oklahoma  73116
         ---------------------------------------------------
         (Address of principal executive offices) (Zip Code)


                            (405) 840-6031
         ----------------------------------------------------
         (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange
Act (17 CFR 240.14a-12(b))

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))




Information to be Included in the Report

Item 8.01 Other events.

On August 14, 2006, The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION REPORTS RESULTS FOR THE SIX-MONTH 2006 PERIOD Company Posts Quarterly and Six Month Profits."

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.      Description
-----------      -----------

   99.1 Company press release titled "THE AMERICAN EDUCATION CORPORATION REPORTS RESULTS FOR THE SIX-MONTH 2006 PERIOD Company Posts Quarterly and Six Month Profits," dated August 14, 2006.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMERICAN EDUCATION CORPORATION



/s/ Jeffrey E. Butler
------------------------------------------
Jeffrey E. Butler, Chief Executive Officer

August 17, 2006





Exhibit 99.1

                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release


                   THE AMERICAN EDUCATION CORPORATION REPORTS
                      RESULTS FOR THE SIX-MONTH 2006 PERIOD
                 COMPANY POSTS QUARTERLY AND SIX MONTH PROFITS

Oklahoma City, August 14, 2006: The American Education Corporation (AEC) (OTC/BB: AEDU) today announced that quarterly net revenues increased by 1 percent, while the six-month revenues declined by 8 percent for the period ended June 30, 2006. Net revenues for the 2006 quarterly period were $3,186,623 versus $3,158,524 for the same quarter of 2005. Net income for the 2006 second quarter increased 193 percent to reflect an after tax profit of $451,617 versus a loss of $486,441 reported for the same period of fiscal 2005. This quarterly performance resulted in earnings per share of $0.026 for the period, based on the diluted number of shares outstanding at the close of the quarter. The increase in profitability is primarily a result of improving results of the core AEC business and the absence of impairment of goodwill charges previously recognized during the year-ago quarter. These charges were associated with the previously announced exit from the contract software business of the Company's New Jersey-based Dolphin subsidiary in late 2005. Net income for the 2006 six-month period reflects earnings of $319,998 versus a loss of $420,954, or $.019 per diluted share.

Gross margins for the quarter ended June 30, 2006 were $3,066,635, or 96 percent of net revenues and represent an increase of 5 percent over the prior year's quarterly period performance of 91 percent of net revenues. This increase is primarily due to the elimination of the lower gross margin Dolphin operations on the financial results. Core AEC software publishing gross margins remained at approximately 96 percent of net revenues, consistent with historical results. During the quarterly period, total operating expenses declined 32 percent compared to the prior year's quarter. This substantial decrease in operational expense largely reflects the absence of the significant, one time non-cash charges relating to the write-down of Dolphin goodwill recorded in the 2005. EBITDA for the quarter was $1,111,331, representing 35 percent of net revenues. This is compared to EBITDA of $920,856, which represented 29 percent of net revenues that was reported for the prior year's quarter.

For the six months ended June 30, 2006 net revenues declined 8 percent, from $5,498,131 to $5,044,823 as a result of the elimination of all subsidiary revenues from the exit of Dolphin from the contract software business and its merger in the Company. Gross margins for this period were $4,829,735, representing 96 percent of net revenues and is consistent with historical company results. Total operating expense for the six-month period decreased 17 percent, to $4,348,476 from the $5,267,911 that was reported in the prior year's period. Net after-tax period earnings were $319,998 versus a loss of $420,954, reflecting a diluted per share earnings of $0.019 for the 2006 six-month period. EBITDA for the six-month period was $1,302,902 versus $1,434,873, reported for the same period in 2005. The decrease in EBITDA is attributable to higher period costs for legal and operating expense. Factors that contributed to the earnings improvement are a result of events presented in the above quarterly discussion of the write down of Dolphin goodwill.

At June 30, 2006 total assets increased 11 percent to $8,722,028 from the December 31, 2005 amount of $7,834,377, while current assets increased by 20 percent over the December 31, 2005 year-end reported balance sheet. Working capital increased 7 percent from $1,605,268 to $1,718,640 during this same period. At June 30, 2006, stockholders' equity increased 7 percent from $4,542,787 to $4,862,785.

The American Education Corporation Announces Second Quarter and Six Month
Results
August 14, 2006
Page 2

Commenting on the results, Jeffrey E. Butler, Chief Executive Officer of the Company, stated, "The core AEC operating unit's revenues increased 9 percent for the June 30 ended quarter while revenues declined 1 percent for the six-month period. Quarterly pretax income for the corporation's core business unit increased 11 percent for the quarter to $752,696 versus the $675,864 reported in 2005. For the 2006 six-month period, pretax income for the core business decreased 49 percent from $1,040,831 to $533,330, primarily as a result of losses sustained in the first quarter of the 2006 year, which the Company attributes to the lingering effects of last years hurricanes in the Gulf Coast that impacted the quarter's revenues. Over the first six months of the year, the Company has continued work to expand its geographical sales coverage in an effort to improve its long-term competitive position and to capitalize on what management believes to be opportunities resulting from its current market segment growth. As indicated in prior announcements, the Company also continues to invest in product development and updating of its product line offering in a belief that these investments will also help to achieve long-term growth.

With respect to the status of the announced plans to privatize the Company, significant progress has been made in this area. Shareholders should expect to receive communications related to this matter as a mailing of documents occurred late last week," he concluded.

The Company's Java-based technology, the A+nyWhere Learning System Versions
3.0 and 4.0 of educational software products, provides for an integrated offering of grade levels 1-12 software for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. In addition, the Company provides assessment testing and instructional content for the General Educational Development (GED) test. All company products are designed to provide for LAN, WAN and Internet delivery options and support Windows, UNIX and Macintosh platforms. The Company has developed a computer adaptive, companion academic skill assessment testing tool to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content is aligned to the other third party digital resources such as the GoKnow's, Internet accessible science curriculum and reference materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive family of educational software is now in use in over 12,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer, the Company's diagnostic, prescriptive test and online, postsecondary developmental curriculum offering, is aligned to ACCUPLACER On-Line, the leading college admissions test for students requiring developmental support to enroll in full credit secondary coursework in mathematics, reading, algebra and writing.

ACCUPLACER and ACCUPLACER On-Line are either trademarks or registered trademarks owned by the College Entrance Examination Board, New York, NY.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "if," "may," "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.

                   THE AMERICAN EDUCATION CORPORATION
                   ----------------------------------
                        7506 BROADWAY EXTENSION
                        -----------------------
                        OKLAHOMA CITY, OK 73116
                        -----------------------
                             1-800-34APLUS
                             -------------
                            www.amered.com
                            --------------

                           -Tables Follow-
                                                                    Pre06-3


The American Education Corporation Announces Second Quarter and Six Month
Results
August 14, 2006
Page 3


Statement of Operations

                             Three Months         Three Months
                                Ended                Ended
                             June 30, 2006        June 30, 2005         %
                              (unaudited)          (unaudited)       Change
                         ------------------    ------------------    ------

Sales                        $ 3,186,623          $ 3,158,524           1%

Operating income (loss)
  from continuing operations     691,622             (604,926)        214%

Income (loss) from
  continuing operations
  before income taxes           752,696              (622,965)        221%

Income (loss) from
  continuing operations         451,617              (418,040)        208%

Loss from discontinued
  operations                          -               (68,401)          *

Net Income (loss)               451,617              (486,441)
        193%

Earnings per share - diluted
Weighted average shares
  outstanding                17,138,395            16,596,726

Continuing operations       $      .026           $     (.025)        204%
Discontinued operations               -                 (.004)          *
                            -----------           -----------

Total                       $      .026           $     (.029)        190%
                            ===========           ===========


                              Six Months           Six Months
                                Ended                Ended
                            June 30, 2006         June 30, 2005         %
                              (unaudited)          (unaudited)       Change
                         ------------------    ------------------    ------

Sales                        $ 5,044,823          $ 5,498,131          (8%)

Operating income (loss)
  from continuing
  operations                     481,259             (397,348)        221%

Income (loss) from
  continuing operations
  before income taxes            533,331             (425,917)        225%

Income (loss) from
  continuing operations          319,998             (299,811)        207%

Loss from discontinued
  operations                           -             (121,143)          *

Net Income (loss)                319,998             (420,954)        176%

Earnings per share - diluted
Weighted average shares
  outstanding                 17,138,395           16,596,726

Continuing operations        $      .019          $     (.018)        206%
Discontinued operations                -                (.007)          *
                             -----------          -----------
Total                        $      .019          $     (.025)        176%
                             ===========          ===========

* Not meaningful


The American Education Corporation Announces Second Quarter and Six Month
Results
August 14, 2006
Page 4



Balance Sheet Data

                               June 30,           December 31,
                                2006                  2005             %
                             (unaudited)           (audited)         Change
                          ------------------    -----------------    ------

Current Assets               $4,507,433           $3,744,383           20%

Total Assets                  8,722,028            7,834,377           11%

Current Liabilities           2,788,793            2,139,115           30%

Stockholders' Equity          4,862,785            4,542,787            7%


   Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Disclosure of Calculations for the Three Months and Six Months Ended
June 30, 2006

                                  Three Months Ended       Six Months Ended
                                       June 30                 June 30
                              -----------------------  -------------------------
                                   2006       2005         2006          2005
                              -----------------------  -------------------------
                              (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)

Net income (loss)             $  451,617   $ (486,441)  $  319,998   $ (420,954)
Add back non-EBITDA items
  included in net income:
Depreciation and amortization    419,709    1,621,428      821,643    2,015,771
Interest (income) expense        (61,074)      18,039      (52,072)      28,569
Income tax provision             301,079     (232,170)     213,333     (188,513)
                              ----------   ----------   ----------   ----------
EBITDA                        $1,111,331   $  920,856   $1,302,902   $1,434,873


EBITDA represents earnings (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, other income and impairment of goodwill. The Company believes that EBITDA provides meaningful additional information concerning a company's operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA may be a meaningful indicator of future profitability. EBITDA should not be construed as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies. See the statement of cash flows in the financial statements filed in the Company's Form 10-QSB.